Exhibit (d)(7)

AMENDMENT NO. 1

TO AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED SUBSCRIPTION AGREEMENT, dated as of July 12, 2004 (this “Agreement”), by and among Vulcan Energy Corporation, a Delaware corporation (“Issuer”), Paul G. Allen, an individual (“Allen”), James C. Flores, an individual (“Flores”), and John T. Raymond, an individual (“Raymond”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Subscription Agreement (as defined below).

WITNESSETH:

WHEREAS, the Issuer, Allen, Flores and Raymond have entered into that certain Amended and Restated Subscription Agreement, dated as of February 19, 2004 (the “Subscription Agreement”);

WHEREAS, Section 13.6 of the Subscription Agreement provides that the Subscription Agreement may be modified, supplemented or amended by a written instrument executed by each of the Parties; and

WHEREAS, in conjunction with and in consideration of Issuer executing Amendment No. 1 to Agreement and Plan of Merger, dated as of the date of this Agreement (the “Merger Agreement Amendment”), by and among Issuer, PLX and Mergeco, the Parties desire to make certain amendments to the Subscription Agreement and the Exhibits attached thereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Issuer, Allen, Flores and Raymond hereby agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1 Amendment to Recital. The second recital in the Subscription Agreement is hereby amended by deleting the parenthetical in clause (a)(i) in such recital in its entirety and substituting in lieu thereof the following parenthetical: “(such shares, plus any additional shares of PLX Common Stock issued and delivered to Flores (A) subsequent to February 19, 2004 in accordance with the terms of his employment agreement (as such agreement was in effect on November 19, 2003), (B) upon exercise of any Flores PLX Options (as defined below) or (C) in respect of any Flores PLX Units (as defined below), in each case prior to the consummation of the Merger, the “Flores PLX Shares”)”.

SECTION 1.2 Amendment to Definition of Final Borrowed Amount. The definition of “Final Borrowed Amount” in the Subscription Agreement is hereby amended by deleting (a) the reference therein to “$65 million” and inserting in lieu thereof a reference to “$75 million” and (b) the reference therein to “$150 million” and inserting in lieu thereof a reference to “$175 million “.

SECTION 1.3 Flores Consulting Agreement. The defined term “Flores Employment Agreement” is hereby changed to “Flores Consulting Agreement”, and all references to the “Flores Employment Agreement” in the Subscription Agreement shall be deemed to be references to the “Flores Consulting Agreement”.

SECTION 1.4 Deletion of Exclusivity Agreement.

(a) The definition of Exclusivity Agreement in the Subscription Agreement is hereby deleted in its entirety;

(b) Section 3.2(a)(iv) of the Subscription Agreement is hereby deleted in its entirety;

(c) Section 3.2(b)(iv) of the Subscription Agreement is hereby deleted in its entirety;

(d) Section 3.2(c)(iii) of the Subscription Agreement is hereby deleted in its entirety;

(e) Sections 4.5 and 5.3 of the Subscription Agreement (entitled “No Other Representations”) are each hereby amended by deleting the phrase “or the Exclusivity Agreement” from such sections; and

(f) Section 11.1(e) of the Subscription Agreement (entitled “Exclusivity Agreement”) is hereby deleted in its entirety.

SECTION 1.5 Flores Subscription. Section 2.1(b) of the Subscription Agreement (entitled “Flores Subscription”) is hereby amended by deleting any reference therein to “Foxtrot” and inserting in lieu thereof a reference to “Flores”.

SECTION 1.6 Ownership of Flores PLX Shares. The first sentence of Section 4.1 of the Subscription Agreement (entitled “Ownership of Flores PLX Shares”) is hereby amended by deleting such sentence in its entirety and substituting in lieu thereof the following sentence: “ Flores (a) is the sole record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 1,024,132 shares of PLX Common Stock, (b) as of the Closing, will be the sole record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares referred to in clause (a) and any additional shares of PLX Common Stock issued and delivered to him subsequent to February 19, 2004 in accordance with the terms of his employment agreement (as such agreement was in effect on November 19, 2003), and (c) is the owner of (i) options to purchase 1,475,000 shares of PLX Common Stock, (ii) 60,000 PLX Restricted Shares, and (iii) 20,000 PLX Restricted Units, in each case, free and clear of any Encumbrances and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such PLX Common Stock, such options, such PLX Restricted Shares, or such PLX Restricted Units), except to the extent imposed by any existing stock option, incentive, compensation or other employee benefit plan(s) of PLX.”

SECTION 1.7 Elimination of Initial Tax Loans. Section 10.6 of the Subscription Agreement (entitled “Initial Tax Loans”) is hereby deleted in its entirety.

SECTION 1.8 Exhibits.

(a) Exhibit B to the Subscription Agreement (entitled “AMENDED AND RESTATED CERTIFICATE OF INCORPORATION”) is hereby amended by deleting it in its entirety and substituting in lieu thereof Exhibit B (entitled “AMENDED AND RESTATED CERTIFICATE OF INCORPORATION”) attached to this Agreement and all references to Exhibit B in the Subscription Agreement shall be deemed to be references to Exhibit B attached hereto;

(b) Exhibit C to the Subscription Agreement (entitled “EXCLUSIVITY AGREEMENT”) is hereby deleted in its entirety and no substitute in lieu thereof is made;

(c) Exhibit D to the Subscription Agreement (entitled “PROPOSED EMPLOYMENT AGREEMENT FOR FLORES – SUMMARY OF KEY TERMS”) is hereby amended by deleting it in its entirety and substituting in lieu thereof Exhibit D (entitled “PROPOSED CONSULTING AGREEMENT FOR FLORES – SUMMARY OF KEY TERMS”) attached to this Agreement and all references to Exhibit D in the Subscription Agreement shall be deemed to be references to Exhibit D attached hereto;

(d) Exhibit E to the Subscription Agreement (entitled “PROPOSED EMPLOYMENT AGREEMENT FOR RAYMOND – SUMMARY OF KEY TERMS”) is hereby amended by deleting it in its entirety and substituting in lieu thereof Exhibit E (entitled “PROPOSED EMPLOYMENT AGREEMENT FOR RAYMOND – SUMMARY OF KEY TERMS”) attached to this Agreement and all references to Exhibit E in the Subscription Agreement shall be deemed to be references to Exhibit E attached hereto; and

(e) Exhibit F to the Subscription Agreement (entitled “STOCKHOLDERS AGREEMENT”) is hereby amended by deleting it in its entirety and substituting in lieu thereof Exhibit F (entitled “STOCKHOLDERS AGREEMENT”) attached to this Agreement and all references to Exhibit F in the Subscription Agreement shall be deemed to be references to Exhibit F attached hereto.

ARTICLE II

REPRESENTATIONS

Each of the Parties hereby represents to the others that (a) it has full organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this

Agreement by such party have been duly and validly authorized by all necessary corporate action on the part of such party and (c) this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.1 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 3.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, it being understood that each of the Parties need not sign the same counterpart.

SECTION 3.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any of the conflict of law rules thereof.

SECTION 3.4 No Other Effect on the Subscription Agreement. Except as modified by this Agreement, all of the terms of the Subscription Agreement are hereby ratified and confirmed and shall remain in full force and effect.

SECTION 3.5 Acknowledgment. The Parties hereby acknowledge that the definition of “Merger Agreement” in the Subscription Agreement means the Merger Agreement, as amended by the Merger Agreement Amendment, and as such agreement may be further amended or modified from time to time.

SECTION 3.6 Inconsistency. In the event of any inconsistency between the terms of this Agreement and the Subscription Agreement, this Agreement shall govern.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

VULCAN ENERGY CORPORATION

By:	/s/ David N. Capobianco
Name: David N. Capobianco Title: Vice President

PAUL G. ALLEN

/s/ Paul G. Allen

JAMES C. FLORES

/s/ James C. Flores

JOHN T. RAYMOND

/s/ John T. Raymond